UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 30, 2015

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 491-9700
(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2015, Momenta Pharmaceuticals, Inc. (the “Company”) and BMR-Rogers Street LLC (“BMR”) entered into an amendment (“the Amendment”) to the lease agreement (the “Lease”) for its office and laboratory space located in the basement and first and second floors of the building located at 320 Bent Street, Cambridge, Massachusetts (the “Premises”).

The Amendment extends the expiration date of the Lease term from August 31, 2016 to February 28, 2027.  Under the Amendment, the Company is not required to pay BMR any base rent from September 1, 2016 through February 28, 2017, however the Company is required to pay BMR certain operating expenses.  Beginning on March 1, 2017 and ending on August 31, 2017, the Company is obligated to pay BMR an initial monthly base rent of approximately $593,000, or $68.00 per square foot.  The Company’s monthly base rent will increase by three percent of the then-current base rent on September 1 of each year during the extended term of the Lease, beginning on September 1, 2017.

During the period from September 1, 2016 through June 30, 2018, BMR has agreed to pay the Company a tenant improvement allowance not to exceed $4,710,510 (or $45 per square foot) for certain improvements that the Company is constructing in the Premises (the “Improvements”).

Under the Amendment, provided that the Company has not assigned the Lease or subleased more than 45 percent of the Premises, the Company will have one option to extend the term of the Lease beyond the expiration date of the Lease by five years at the then-current fair market value.  Monthly base rent during the term of the option period may be increased annually in accordance with then-current fair market value.

The Amendment also provides the Company with a right of first offer (“ROFO”) as to all rentable premises in the building located at 320 Bent Street that next become available and for which BMR is seeking a tenant, subject to certain conditions.  In addition, if the tenant of the building located at 301 Binney Street, Cambridge Massachusetts (the “Binney Building”) has entered into an agreement with BMR to terminate its lease of the fifth floor of such building prior to the expiration of its lease term, the Company will have a one-time right of first offer with respect to all rentable premises on the fifth floor of the Binney Building that become available pursuant to the termination agreement.  The Amendment deletes the provision of the Lease granting the Company a right of first refusal for certain rentable premises in the building located at 675 West Kendall Street in Cambridge, Massachusetts (“675 Kendall Building”).

If the Company enters into a lease with BMR or an affiliate of BMR for premises totaling more than 175,000 square feet of rentable area in the Binney Building or another building owned by an affiliate of BMR, the Company will be entitled to terminate the Lease with respect to the entire Premises.  The Amendment deletes the provision in the Lease providing for early termination of the Lease upon the execution of a lease of certain premises in the 675 Kendall Building.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d)                       Exhibits.

Exhibit No.	Description

10.1	Third Amendment to Lease, dated December 30, 2015, by and between BMR-Rodgers Street LLC and Momenta Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: January 5, 2016	By:	/s/ Richard P. Shea
Richard P. Shea
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to Lease, dated December 30, 2015, by and between BMR-Rodgers Street LLC and Momenta Pharmaceuticals, Inc.